UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition of Assets

On May 6, 2016 the Registrant's wholly-owned subsidiary, Biotechnology International Holding Ltd. ("Biotechnology International"), participated in the organization under Australian law of Tianmei Beverage Group Corporation Limited ("Tianmei Australia").  Biotechnology International owns 30% of Tianmei Australia; the remainder is owned by several Chinese entities and individuals.

On May 16, 2016 Tianmei Australia purchased all of the outstanding shares of Tianmei International Beverage Co., Ltd., which is organized in the British Virgin Islands ("Tianmei BVI"). The purchase price paid by Tianmei Australia was US$50,000. The seller was not affiliated with the Registrant or its subsidiaries.

Tianmei BVI, through its wholly owned subsidiary, a Hong Kong holding company, owns all of the equity of a wholly foreign-owned subsidiary organized in the People's Republic of China ("PRC"), which wholly owns Guangdong Tianmei Selenium-Rich Beverage Chain Co., Ltd. ("Guangdong Tianmei"). Guangdong Tianmei was organized in May 2015, and is engaged in the business of distributing selenium-rich bottled water and also functions as a placement agent for a variety of products from various manufacturers, all within the PRC.

Item 9.01

Financial Statements and Exhibits

Financial Statements

 Financial statements of Tianmei International Beverage Co., Ltd. will be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: June 15, 2016	By:	/s/ Li Wang Li Wang, Chief Executive Officer

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